SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NC 28001

(Address of principal executive offices)

Registrant’s telephone number, including area code 704-982-4415

134 NORTH FIRST STREET, ALBEMARLE, NC 28001

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) At the Uwharrie Capital Corp Board of Directors’ meeting held Tuesday, November 16, 2004, director Cynthia L. Mynatt resigned from the Board due to prior and future business and personal schedule commitments that conflict with Board and Committee meetings. Ms. Mynatt simply stated the circumstance was an over-commitment of her time.

Ms. Mynatt also currently serves on the Cabarrus Bank & Trust Company Board of Directors, a subsidiary bank of Uwharrie Capital Corp, and plans to continue her service on the Bank Board.

(d) At the Uwharrie Capital Corp Board of Directors’ meeting held Tuesday, November 16, 2004, the board approved the appointment of Susan J. Rourke to fill the vacancy caused by the resignation of Cynthia L. Mynatt. In accordance with the company’s bylaws, Ms. Rourke was appointed to serve until the next Annual Meeting of Shareholders to be held during May 2005; she may be considered by the Nominating Committee for re-nomination and election by the shareholders to fill the remaining 1-year of Cynthia L. Mynatt’s term (2003 – 2006).

Ms. Rourke will assume the committee positions formerly held by Ms. Mynatt, those being the Uwharrie Capital Corp Nominating Committee and Human Resources Committee.

Ms. Rourke provides no services to Uwharrie Capital Corp for compensation, although she will receive normal board fees in connection with her service as a director.

Ms. Rourke also currently serves on the Board of Directors of Cabarrus Bank & Trust Company, a subsidiary bank of Uwharrie Capital Corp.

Uwharrie Capital Corp, headquartered in Albemarle, NC (Stanly County), is a North Carolina bank holding company, and was organized on July 1, 1993. Today, Uwharrie Capital Corp owns three banks in North Carolina: (1) Anson Bank & Trust Co. in Anson County that operates one office in Wadesboro; (2) Bank of Stanly in Stanly County that operates five offices in Albemarle, Norwood and Oakboro, and (3) Cabarrus Bank & Trust Company in Cabarrus County that operates two offices in Concord and Mt. Pleasant. Bank of Stanly is the parent company of The Strategic Alliance Corporation (investment management company), BOS Agency, Inc. (insurance), and Gateway Mortgage, Inc. (mortgage origination company). Uwharrie Capital Corp also owns five non-bank subsidiaries: (1) Strategic Investment Advisors, Inc. (asset management company), (2) Uwharrie Statutory Trust 1 (statutory trust issuing trust for securities), (3) Uwharrie Mortgage, Inc. (trustee for deeds of trust), (4) Uwharrie Loan Pool I, LLC (manager-managed limited liability company), and (5) Uwharrie Municipal Loan Pool I, LLC (manager-managed limited liability company).

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: November 22, 2004